UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                                 Filed by a party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Athira Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

Richard A. Kayne

Richard and Suzanne Kayne Living Trust U/T/D 01/14/1999

Kayne Family Partnership, L.P.

Kayne 2010 Children’s Trust F/B/O Jennifer L. Kayne-Ehrlich

Kayne 2010 Children’s Trust F/B/O Maggie B. Kayne

Kayne 2010 Children’s Trust F/B/O Saree M. Kayne

KA-Sabes Investments, LLC

KA-Sabes Investments II, LLC

Tanner K. Ehrlich

George W. Bickerstaff, III

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED MARCH 30, 2022

2022 ANNUAL MEETING OF STOCKHOLDERS

OF

ATHIRA PHARMA, INC.

PROXY STATEMENT

OF

RICHARD A. KAYNE

●, 2022

To Our Fellow Stockholders of Athira:

We are furnishing this Proxy Statement to holders of the common stock, $0.0001 par value per share (the “Common Stock”), of Athira Pharma, Inc. (the “Company” or “Athira”), in connection with our solicitation of proxies for use at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held at [●], Pacific Time on [●], 2022, at [●], and at any adjournments, postponements or continuations thereof (the “Annual Meeting”).

This solicitation is being conducted by Richard A. Kayne, Richard and Suzanne Kayne Living Trust U/T/D 01/14/1999, a California trust (“RSKLT”), Kayne Family Partnership, L.P., a California limited partnership (“KFP”), Kayne 2010 Children’s Trust F/B/O Jennifer L. Kayne-Ehrlich, a California trust (“JKE Trust”), Kayne 2010 Children’s Trust F/B/O Maggie B. Kayne, a California trust (“MBK Trust”), Kayne 2010 Children’s Trust F/B/O Saree M. Kayne, a California trust (“SMK Trust”), KA-Sabes Investments, LLC, a Delaware limited liability company (“KASI 1”), KA-Sabes Investments II, LLC, a Delaware limited liability company (“KASI 2”), and Tanner K. Ehrlich (collectively, the “Kayne Entities” or “we”), as well as George W. Bickerstaff, III, a nominee for director (Mr. Bickerstaff, together with Mr. Kayne, the “Kayne Nominees”). As of the date hereof, the Kayne Entities beneficially own, in the aggregate, 1,795,024 shares of Common Stock, which represents approximately 4.77% of the Company’s outstanding shares of Common Stock, based on [37,624,058] shares of Common Stock outstanding as of [●], 2022, the record date the Company has established for the Annual Meeting (the “Record Date”). See the section entitled “Information About the Participants — Kayne Entities and Associates” for more information about the Kayne Entities.

As more fully discussed in this Proxy Statement, we are soliciting proxies to be used at the Annual Meeting for, among other things, the election of each of the Kayne Nominees as directors of the Company.

THIS SOLICITATION IS BEING MADE BY THE KAYNE ENTITIES AND KAYNE NOMINEES, NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Kayne Nominees are independent, highly-qualified and are committed to acting in the best interests of all Athira stockholders. We urge you to elect the Kayne Nominees to the Company’s Board of Directors (the “Board of Directors” or the “Board”) because, as further discussed in this Proxy Statement, we believe that election of new members to the Board of Directors would be beneficial to the Company and its stockholders.

i

This Proxy Statement is first being sent or given to stockholders on or about [●], 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to Athira stockholders shall not create any implication to the contrary. You are advised to read this Proxy Statement and other relevant documents when they become available because they contain, and will contain, important information.

Your vote is important, no matter how few shares you own. The Kayne Entities urge you to sign, date and return the enclosed BLUE proxy card or voting instruction form today to vote FOR the election of the Kayne Nominees and in accordance with the Kayne Entities’ recommendations on the other proposals on the agenda for the Annual Meeting as further described in this Proxy Statement.

Do not sign or return any white proxy card you may receive from Athira. If you have already submitted a proxy card, it is not too late to change your vote — simply sign, date and return the BLUE proxy card. Only your latest dated proxy will be counted.

If your shares are held in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

If your shares are held in the name of a brokerage firm, bank, nominee, trust company or other custodian, only that firm can vote such shares and, with respect to the election of directors, only upon receipt of your specific instruction. If you fail to give that instruction to your brokerage firm, bank, nominee, trust company or other custodian, this may be deemed a “broker non-vote” and will have no effect with respect to the election of directors at the Annual Meeting. Accordingly, we urge you to contact the person responsible for your account and instruct that person to ensure that a BLUE voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote on the enclosed BLUE voting instruction form. If your brokerage firm, bank, nominee, trust company or other custodian provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included with the enclosed BLUE voting instruction form.

The Kayne Entities have retained Harkins Kovler, LLC (“Harkins Kovler”) to assist in the solicitation of proxies and for related services. If you have any questions regarding this Proxy Statement or the voting of your shares please contact Harkins Kovler at:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders Call Toll-Free: +1 (800) 339-9883

Banks and Brokers Call Collect: +1 (212) 468-5380

Email: ATHA@HarkinsKovler.com

This Proxy Statement, as well as other proxy materials distributed by the Kayne Entities, are available free of charge online at www.sec.gov.

Thank you for your support.

Sincerely,

Richard A. Kayne

ii

BACKGROUND OF THE SOLICITATION

Richard A. Kayne (together with the other Kayne Entities “we” or “our”) currently serves as co-chairman of Kayne Anderson Capital Advisors, L.P., an investment firm with over $34 billion in assets under management, which Mr. Kayne founded in 1984. Mr. Kayne is also a co-founder of Propel Bio Partners LP (“Propel”), which was established in 2022 and is an equity investment firm that intends to target and support companies at various stages across the life science space. Dr. Leen Kawas, a co-founder and the former President and Chief Executive Officer of Athira is a co-founder of Propel.

The Kayne Entities began investing in the Company in 2016.

On June 17, 2021, Athira announced that the Board determined to place Dr. Kawas on temporary leave pending a review of actions stemming from doctoral research Dr. Kawas conducted while at Washington State University almost 10 years ago. At the same time, Athira announced that Dr. Mark Litton would assume day-to-day leadership responsibilities for the Company.

On October 18, 2021, Dr. Kawas submitted her resignation as president and chief executive officer of Athira and as a member of the Board. Concurrently with Dr. Kawas’ resignation, the Board appointed Dr. Litton as the president and chief executive officer of Athira. Dr. Litton was also appointed to the Board at this time. On October 18, 2021, the Company also announced the findings of its internal investigation, specifically that any issues identified in the Company’s investigation of Dr. Kawas did not involve ATH-1017. The Company also confirmed that its Phase 1a/b trial of ATH-1017 was conducted by an independent contract research organization and that an independent auditing firm confirmed the GCP compliance and data management quality of this Phase 1a/b trial.

Following the Board’s determination to place Dr. Kawas on leave and after her resignation as president and chief executive officer, Mr. Kayne had numerous calls and in-person meetings with members of the Board, including Kelly Romano, John Fluke, Jr., Joseph Edelman, and Grant Pickering. During these conversations and meetings, particularly after the Company completed and announced the results and findings of its investigation into Dr. Kawas’ doctoral research, Mr. Kayne expressed a number of concerns regarding the Board’s decision-making, including its determination to require the resignation of Dr. Kawas, the appointment of Dr. Litton to manage the day-to-day business of the Company, and the naming of Dr. Litton as the permanent president and chief executive officer of the Company. In these conversations and meetings, Mr. Kayne expressed his view that Dr. Litton lacked relevant experience to lead the Company, as well as his concerns regarding the Company’s approach to its ongoing clinical trials and open label extension.

Mr. Kayne’s dialogue with members of the Board and management increased in the first quarter of 2022 as he continued to express concern regarding the lack of operational, clinical and scientific experience of Dr. Litton and the potentially adverse impact that may have on the ongoing clinical trials. During his numerous conversations with members of the Board, Mr. Kayne was told that the Board understood his perspective and was considering ways to bolster Dr. Litton to address these concerns.

In the first quarter of 2022 and in light of his ongoing concerns, Mr. Kayne suggested to several directors that additional stockholder representation on the Board at this critical juncture was warranted. Mr. Kayne indicated that as one of the Company’s largest stockholders that began investing in the Company well prior to its IPO, he would be interested in personally joining the Board.

In mid-February 2022, having been unable to reach a mutually agreeable resolution as to his potential Board service or that otherwise alleviated his concerns regarding appropriate Board oversight and management competency, Mr. Kayne requested that the Company extend the nomination deadline for the Annual Meeting to permit more time for discussion. The Company refused to extend the nomination deadline and, as a result, on February 25, 2022, Mr. Kayne, in his capacity as a record holder of Common Stock, delivered to the Company notice of our nomination of two nominees for election to the Board of Directors at the Annual Meeting. At that time, in consultation with the Company and in effort to permit for ongoing private discussions regarding Board composition and Company leadership, we did not publicly disclose the submission of our nomination notice.

On or about March 1, 2022, the Company, through its representatives, responded to the nomination notice and indicated that it had no intention of appointing Mr. Kayne to the Board.

On March 7, 2022, Mr. Kayne sent a detailed letter to the Board, describing our concerns about inadequate and inexperienced management at the Company and the Company’s performance. Mr. Kayne stated our belief that Dr. Litton was not qualified to serve as president and chief executive officer of the Company, particularly given the clinical trials for ATH-1017 over the next 18 months, and described our concerns that the Board did not conduct any search process before appointing him. Mr. Kayne stated our belief that Board refreshment would be in the best interest of all stockholders and that he and Mr. Bickerstaff would be valuable additions to the Board based on their experience and qualifications. Mr. Kayne expressed our desire to avoid a costly and distracting proxy contest. At that time, we did not publicly disclose the submission of the letter.

On March 8, 2022, Mr. Kayne delivered to the Company a demand letter for copies of certain corporate records of the Company (the “Corporate Records Demand Letter”) pursuant to Section 220 of the Delaware General Corporation Law (“DGCL”). Also on March 8, 2022, Mr. Kayne delivered to the Company a demand letter for copies of stockholder list materials of the Company (the “Stockholder List Demand Letter”).

On March 9, 2022, Mr. Kayne had a call with Ms. Romano and Mr. Pickering to discuss our concerns. Ms. Romano and Mr. Pickering indicated that the Company was not willing to remove Dr. Litton as president and chief executive officer, but that the Board was engaged in discussions with a new director with drug development and clinical trials experience. Ms. Romano and Mr. Pickering also indicated that the Company was interested in interviewing Mr. Bickerstaff to gain a better understanding of his background and credentials.

On March 11, 2022, the Company sent Mr. Kayne a letter responding to his March 7, 2022 letter. The Company stated that it believed it had the right leadership team in place, but otherwise did not substantively respond to Mr. Kayne’s concerns regarding the lack of relevant management experience. The Company also noted its disagreement with Mr. Kayne’s views regarding Dr. Kawas but acknowledged that it continues to reach out to Dr. Kawas for her input. The Company also stated that it was engaged in continued discussions with a potential director who was expected to join the Board, and that it was open to interviewing Mr. Bickerstaff to better understand the skills he would bring as a director.

On March 13, 2022, counsel for Mr. Kayne sent a letter to counsel for the Company, describing falsities that had been identified in Dr. Litton’s educational credentials and calling for an investigation by the Board. Specifically, Mr. Kayne informed the Board that Dr. Litton did not appear to hold the academic degree that he purported to hold in disclosures made on the Company’s website and in its SEC filings.

On March 15, 2022, the Company sent Mr. Kayne a letter responding to the Corporate Records Demand Letter. The Company agreed to produce a limited set of documents, but refused to produce most of the documents requested. Also on March 15, 2022, the Company sent Mr. Kayne a letter agreeing to provide certain stockholder list materials, but refusing to produce the other documents requested.

On March 16, 2022, representatives of Athira spoke with representatives of Mr. Kayne to discuss a potential resolution of the potential proxy contest. During that conversation, representatives of Athira offered to have Mr. Kayne join the Board and to have Dr. Kawas make presentations to the full Board on a periodic basis. However, shortly thereafter, representatives of Athira withdrew this offer without any meaningful explanation.

On March 20, 2022, Mr. Kayne spoke with Mr. Edelman by phone. During this conversation, Mr. Edelman stated that he was unaware of the Company’s previous offer to have Mr. Kayne join the Board, but that in any event, he was opposed to it.

On March 21, 2022, the Company publicly announced that it had appointed Michael A. Panzara to the Board as a Class I director on March 18, 2022, effective immediately, with a term expiring at the Company’s 2024 Annual Meeting.

On March 22, 2022, Mr. Kayne spoke with Ms. Romano by phone and continued to discuss potential resolutions to the proxy contest.

On March 24, 2022, representatives of Athira spoke with representatives of Mr. Kayne to discuss a potential resolution of the proxy contest. In an apparent acknowledgement of the need for additional oversight and additional skills at the Board level, representatives of Athira indicated that the Company was willing to form a “clinical committee” to provide oversight and guidance to management and to search for a new director and offered to allow Mr. Kayne to have input into the selection of this individual. Representatives for Mr. Kayne noted that they would discuss this proposal with him, but believed that it would not be acceptable since it did not include the addition of Mr. Kayne to the Board.

On March 25, 2022, the Company filed with the SEC a preliminary proxy statement for the Annual Meeting (the “Company’s 2022 Proxy Statement”). That preliminary proxy statement contained corrected information regarding Dr. Litton’s educational credentials. Also, on March 25, 2022, the Company sent Mr. Kayne a letter responding to his March 13, 2022 letter regarding falsities in Dr. Litton’s educational credentials. This letter was one line and stated only that “Dr. Litton has the full support of Athira’s board of directors,” and did not otherwise address the investigation, if any, undertaken by the Board to determine the reasons for the falsities.

Prior to the filing of this Proxy Statement, Mr. Kayne issued a press release and open letter to Athira stockholders.

REASONS FOR OUR SOLICITATION

We are soliciting your support to elect the Kayne Nominees at the Annual Meeting because we believe the Board did not act in the best interests of Athira stockholders in connection with the process resulting in the resignation of Dr. Kawas and the appointment of Dr. Mark Litton as the new President and Chief Executive Officer of the Company. To our knowledge, the Board failed to conduct a search process in connection with the chief executive officer transition that occurred in 2021. The Board determined to promote Dr. Litton notwithstanding that, in our opinion, Dr. Litton, lacks the necessary operational, clinical trial and scientific experience to run a biotechnology company that is in the midst of pivotal clinical trials. We are also dissatisfied with the Board’s lack of substantive response and engagement regarding the falsities in Dr. Litton’s resume that were included on Athira’s website and in its SEC filings, which were only recently corrected without any explanation to us or other Athira stockholders.

We also believe the corporate governance profile of the Company needs to be significantly improved. Athira has a staggered board, does not maintain a majority voting policy and does not permit stockholders to act by written consent or to call a special meeting. ISS has already identified several governance shortcomings and recommended that stockholders withhold their vote from two of the three directors that were up for election at last year’s annual meeting.

The issues we identified above and in our open letter to stockholders have resulted in the significant erosion of shareholder value. Since June 17, 2021, the day the Company announced that Dr. Litton would assume day-to-day management responsibility, and through the close of the market on March 29, 2022, Athira had lost nearly $180 million of market capitalization, or over 25% of its value. This loss of value was almost 50% of the Company’s market capitalization as of February 25, 2022, the date we submitted our nomination notice. In addition, a key clinician who was integral to the success of Athira’s earlier clinical trials has recently left the Company, raising significant questions about whether the current management team, led by Dr. Litton, has the expertise and experience to see the trials to a successful conclusion. While we see an opportunity for tremendous value creation given our conviction in the Company’s lead development candidate, ATH-1017, we believe that absent change at the Board and senior management levels, there is an increased likelihood that the Company’s clinical trials will not be properly managed, thereby increasing the chances for negative outcomes and further loss of shareholder value.

We are confident that we have assembled the right people who can work with and provide appropriate oversight of management to maximize the likelihood of success of the pivotal clinical trials that are ongoing. As one of the largest stockholders of the Company, Mr. Kayne has tremendous alignment of interest with Athira stockholders, and the Kayne Nominees have extensive experience in business strategy, operations, pharmaceuticals, finance, accounting, and corporate governance. See the section entitled “Matters to be Considered at the Annual Meeting — Biographical Information Regarding the Kayne Nominees” for a description of our nominees’ qualifications.

WE STRONGLY RECOMMEND A VOTE FOR THE ELECTION OF THE KAYNE NOMINEES BY VOTING ON THE BLUE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS PROXY STATEMENT.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 1 – Election of Directors

The Board of Directors currently consists of eight directors. At the Annual Meeting, three directors are to be elected to the Board of Directors by the holders of shares of Common Stock. These directors shall serve for a three-year term, until their successors are duly elected and qualified or until their earlier resignation, death or removal. On February 25, 2022, we gave notice to the Company of our intention to nominate the Kayne Nominees, Richard A. Kayne and George W. Bickerstaff, III, to serve as directors of the Company.

We are seeking your proxy to vote for the election to the Board of Directors of the Kayne Nominees and the candidate that has been nominated by the Company, other than [●] and [●]. This would enable an Athira stockholder who desires to vote for a full complement of three director nominees to use the BLUE proxy card to do so. We have determined to nominate a slate of two Kayne Nominees, Messrs. Kayne and Bickerstaff, and are seeking authority to vote for an Athira nominee other than [●] and [●]. As a result, should an Athira stockholder so authorize us, on the BLUE proxy card, the proxies would cast votes for Messrs. Kayne and Bickerstaff, as well as an Athira nominee other than [●] and [●], at the Annual Meeting.

As more fully described in this Proxy Statement, if (i) the Board increases or decreases the number of directors to be nominated and elected at the Annual Meeting or makes or announces any changes to the Company’s Amended and Restated Bylaws (the “Bylaws”), or takes or announces any other action that purports to have, or if consummated would or would purport to have, the effect of disqualifying any of the Kayne Nominees or any additional nominee nominated or (ii) any Kayne Nominee is unable or hereafter becomes unwilling for any reason to serve as a director, the Kayne Entities reserve the right to request the appointment or election of substitute persons for any of the Kayne Nominees.

Each of the Kayne Nominees has consented and agreed to, among other things, being named as a nominee in this Proxy Statement and serving on the Board of Directors for their full term, if elected. The Athira nominee for whom we seek authority to vote has not agreed to serve with either of our Nominees, if elected.

According to the Company’s 2022 Proxy Statement, each director is elected by a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. According to the Company’s 2022 Proxy Statement, a plurality means that the three nominees with the largest number of FOR votes are elected as directors. According to the Company’s 2022 Proxy Statement, because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a withhold vote or a broker non-vote, will have no effect on the outcome of the election.

WE STRONGLY RECOMMEND A VOTE FOR THE ELECTION OF THE KAYNE NOMINEES AND ONE PERSON WHO HAS BEEN NOMINATED BY ATHIRA TO SERVE AS A DIRECTOR, OTHER THAN [●] AND [●], BY VOTING ON THE BLUE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS PROXY STATEMENT.

Biographical Information Regarding the Kayne Nominees

The following information concerning the age, principal occupation and business experience during the last five years, and current public directorships of each of the Kayne Nominees has been furnished to the Kayne Entities by each of the Kayne Nominees.

Name, Age and Business Address	Principal Occupation or Employment During the Last Five Years; Public Company Directorships
Richard A. Kayne Age: 76 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067

Mr. Kayne currently serves as Co-Chairman of Kayne Anderson Capital Advisors, L.P., an investment firm with over $34 billion in assets under management, which Mr. Kayne founded in 1984. Mr. Kayne also currently serves as a Principal and co-founder of Propel Bio Partners, LP, a private equity fund focused on investments in life sciences businesses. Mr. Kayne previously founded Kayne Anderson Rudnick, an investment management firm, in 1984, and oversaw its growth to over $10 billion in assets under management and its sale in 2001 to the Phoenix Companies. Mr. Kayne was a Principal at Cantor Fitzgerald, L.P. from 1974 to 1984. Mr. Kayne’s non-profit activities include serving as a Trustee, and previously as Chairman, of the investment committee of the University of California at Los Angeles (UCLA) Foundation and serving as a Trustee, and previously as Co-Chairman, of the investment committee of the Jewish Community Foundation of Los Angeles.

Mr. Kayne received a Bachelor of Science degree in statistics from Stanford University in 1966 and a Master of Business Administration degree from the University of California, Los Angeles in 1968.

Mr. Kayne has significant experience investing in companies across a diverse group of industries over his 50 year business career. Mr. Kayne has participated in the governance of many companies as both a board member and significant shareholder. Mr. Kayne also built and managed a distinguished investment management company which invests capital on behalf of a wide range of institutional and individual clients. In these roles, Mr. Kayne has had extensive experience in strategic planning, setting organizational goals and overseeing and evaluating management performance. For these reasons, we believe Mr. Kayne is exceptionally well-qualified to serve as a director of the Company.

Name, Age and Business Address	Principal Occupation or Employment During the Last Five Years; Public Company Directorships

George W. Bickerstaff, III Age: 66 One Sound Shore Drive, Greenwich, CT 06830

George W. Bickerstaff, III currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc., a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local governments and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation from 1985 to 1989 and General Electric Company from 1978 to 1985. Mr. Bickerstaff currently serves as Chairman of the board of directors of Innoviva, Inc. and as Chair of the Audit Committee, and has served as a member of Innoviva’s board since December 2017. Mr. Bickerstaff also currently serves on the board of directors of CareDx, Inc. Mr. Bickerstaff previously served on the board of directors of Axovant Sciences Ltd, Inovio Pharmaceuticals, Inc., Cardax, Inc., and ARIAD Pharmaceuticals, Inc., until it was acquired by Takeda Pharmaceutical Company Limited in February 2017. Mr. Bickerstaff’s non-profit activities include serving on the board of directors of Global Oncology, the International Vaccine Institute, the International Centre for Missing and Exploited Children and the Center for Disease Dynamics, Economics & Policy.

Mr. Bickerstaff received a Bachelor of Science degree in engineering and a Bachelor of Arts degree in business administration from Rutgers University in 1978.

Mr. Bickerstaff has substantial experience in the healthcare and pharmaceutical industries, along with a wealth of knowledge in dealing with financial, accounting and regulatory matters in those industries and insight into the views of shareholders, investors, analysts and others in the financial community. For these reasons, we believe Mr. Bickerstaff is exceptionally well-qualified to serve as a director of the Company.

If elected, each Kayne Nominee would receive such directors’ fees as may be payable by the Company in accordance with its practice at the time. Except as described in this Proxy Statement, there are no understandings or arrangements between either of the Kayne Nominees or any other person pursuant to which the nominations are to be made by the Kayne Entities. Pursuant to a nomination agreement (the “Nomination Agreement”) entered into by Mr. Bickerstaff with Mr. Kayne, Mr. Kayne has agreed to indemnify Mr. Bickerstaff against certain potential liabilities that might arise in connection with his being named as a director nominee and related matters. The indemnification provisions of the Nomination Agreement only cover Mr. Bickerstaff’s service as a nominee and not, if elected, as a director of the Company. In addition, pursuant to the Nomination Agreement, Mr. Bickerstaff has received a cash payment from Mr. Kayne equal to $50,000 in consideration for his agreement to serve as a nominee in the proxy solicitation contemplated by this Proxy Statement, and will be entitled to an additional cash payment from Mr. Kayne equal to $50,000 following the public release of Mr. Bickerstaff’s name in this Proxy Statement. The description of the Nomination Agreement is a summary only and is subject to, and qualified in its entirety by reference to, the form of Nomination Agreement attached hereto as Appendix C to this Proxy Statement.

Each of Mr. Kayne and Mr. Bickerstaff have also executed a consent to being named in this Proxy Statement and serving as a director of the Company, if elected.

Additional information concerning the Kayne Nominees is set forth in Appendix A to this Proxy Statement.

Proposal No. 3 – Repeal of New Bylaws

The Kayne Entities intend to appear in person or by proxy at the 2022 Annual Meeting to make the following proposal to be considered by the stockholders of the Company, if applicable:

To adopt a resolution of the Company’s stockholders that would repeal any provision of the Bylaws in effect at the time of the Annual Meeting that was not included in the Bylaws as publicly filed with the Securities and Exchange Commission (the “SEC”) on or prior to February 18, 2022. The Kayne Entities are not aware of any such provision of the Bylaws that has become effective, but it is possible that following the date hereof and prior to the adoption of this resolution such a provision could become effective. Amendments to the Bylaws require different levels of affirmative approval by stockholders of the Company depending on the provision of the Bylaws being amended. According to the Bylaws, an amendment to the Bylaws must be approved by the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. However, the amendment of Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or Article X of the Bylaws (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw) (the “Specified Provisions”) requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class. According to the Bylaws, broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, but neither broker non-votes nor abstentions will be considered votes cast for or against the proposal. Accordingly, broker non-votes and abstentions will have no impact on the outcome of this proposal unless the proposal involves a vote to amend any of the Specified Provisions, in which case a broker non-vote or abstention will have the effect of a “no” vote on the proposal.

The following is the text of the proposed resolution:

“RESOLVED, that any provision of the Amended and Restated Bylaws of Athira Pharma, Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated Bylaws of Athira Pharma, Inc. as publicly filed with the Securities and Exchange Commission on or prior to February 18, 2022, be and hereby is repealed.”

The following is the text of the proposed amendment to the Bylaws:

“Notwithstanding anything contained herein to the contrary, any provision of these bylaws that was not included herein and publicly filed with the Securities and Exchange Commission on or prior to February 18, 2022, be and hereby is repealed.”

We are bringing this Proposal for consideration by the Company’s stockholders at the Annual Meeting because the Board has the ability to make amendments to the Bylaws without obtaining stockholder approval and such amendments may not be in the best interests of the stockholders. This Proposal, if approved, would allow stockholders to undo at the Annual Meeting any amendments made after February 18, 2022 and prior to the Annual Meeting.

WE STRONGLY RECOMMEND A VOTE FOR THE REPEAL OF NEW BYLAWS BY VOTING ON THE BLUE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS PROXY STATEMENT.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Based on information contained in the Company’s 2022 Proxy Statement, we currently expect that at the Annual Meeting the holders of Common Stock will be asked to approve the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. According to the Company’s 2022 Proxy Statement, as a matter of good corporate governance, the Audit Committee of the Board has determined to submit the proposal to holders of Common Stock for ratification. According to the Company’s 2022 Proxy Statement, even if the appointment is ratified, the Audit Committee of the Board may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders. According to the Company’s 2022 Proxy Statement, the affirmative vote of a majority of the votes cast at the meeting is required for ratification of this proposal. According to the Company’s 2022 Proxy Statement, abstentions and broker non-votes, if any, will have no effect on the result of this vote. We recommend that you vote “FOR” this proposal to ratify the appointment of the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

Except as set forth in this Proxy Statement, including the ratification of the appointment of the Company’s independent registered public accounting firm, the Kayne Entities are not aware of any other matter to be considered at the Annual Meeting by the holders of Common Stock. However, if the Kayne Entities learn of any other proposals made at a reasonable time before the Annual Meeting, the Kayne Entities will either supplement this Proxy Statement and provide holders of Common Stock with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the BLUE proxy card solicited by the Kayne Entities will vote such proxies in their discretion.

THE PARTICIPANTS IN THIS SOLICITATION INTEND TO VOTE THEIR SHARES “FOR” THE ELECTION OF THE KAYNE NOMINEES, “FOR” ONE PERSON WHO HAS BEEN NOMINATED BY ATHIRA TO SERVE AS A DIRECTOR, OTHER THAN [●] AND [●], “FOR” THE BYLAW REPEAL PROPOSAL IF MADE, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2022.

INFORMATION ABOUT THE PARTICIPANTS

Kayne Entities and Associates

Mr. Kayne is the sole Manager of RMZ (as defined below) and a trustee and beneficiary of RSKLT and is primarily engaged in the business of serving as co-chairman of Kayne Anderson Capital Advisors, L.P., a Delaware limited partnership (“KACALP”), and he is also a co-founder of Propel. RSKLT is a California trust and is primarily engaged in the business of investing in securities and serving as a member of certain investment funds. Each of JKE Trust, MBK Trust and SMK Trust is a California trust and is primarily engaged in the business of investing in securities. KFP is organized as a limited partnership under the laws of the State of California and is primarily engaged in the business of investing in securities and serving as a member of certain investment funds. Each of KASI 1 and KASI 2 is organized as a limited liability company under the laws of the State of Delaware and is primarily engaged in the business of investing in securities. Mr. Ehrlich is primarily engaged in the business of investing in securities.

RMZ, LLC (“RMZ”) is organized as a limited liability company under the laws of the State of Delaware, and its principal business is to serve as the general partner of each of KFP, Taranga, LP, a Delaware limited partnership (“Taranga”), and Arrowtown, LP, a Delaware limited partnership (“Arrowtown”). KACALP is primarily engaged in the business of serving as a registered investment adviser to certain investment funds. KACALP holds certain equity interests of each of KASI 1 and KASI 2. Taranga holds certain equity interests of KASI 1. Arrowtown holds certain equity interests of each of KASI 1 and KASI 2. Each of KASI 1 and KASI 2 is co-managed by two individuals, and all portfolio management decisions of each of KASI 1 and KASI 2 are subject to the mutual approval of such co-managers, including the voting or disposition of securities held by such entity, which includes the shares of Common Stock held by such entity. Mr. Kayne has the power to remove the trustees of each of JKE Trust, MBK Trust and SMK Trust and the power to replace one of the two co-managers of each of KASI 1 and KASI 2. By virtue of such powers, Mr. Kayne may be deemed to beneficially own the shares of Common Stock held by each of JKE Trust, MBK Trust, SMK Trust, KASI 1 and KASI 2.

The business address of each of the Kayne Entities, RMZ, KACALP, Taranga and Arrowtown is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067.

As of the Record Date, the Kayne Entities, in the aggregate and within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own 1,795,024 shares of Common Stock, representing approximately 4.77% of the Company’s outstanding shares of Common Stock based on [37,624,058] shares of Common Stock outstanding as reported by the Company in the Company’s 2022 Proxy Statement.

As of the Record Date, (1) Mr. Kayne, by virtue of his relationship to the other Kayne Entities and RMZ, may be deemed to beneficially own 1,795,024 shares of Common Stock, representing approximately 4.77% of the outstanding shares of Common Stock, of which 200 shares of Common Stock are held of record directly by Mr. Kayne, (2) RSKLT may be deemed to beneficially own 1,304,148 shares of Common Stock, including 1,204,148 shares of Common Stock held by RSKLT and 100,000 shares of Common Stock underlying the 1,000 call options held by RSKLT, representing approximately 3.47% of the outstanding shares of Common Stock, (3) KFP beneficially owns 165,100 shares of Common Stock, representing approximately 0.44% of the outstanding shares of Common Stock, (4) each of JKE Trust, MBK Trust, SMK Trust and KASI 1 beneficially owns 68,532 shares of Common Stock, representing approximately 0.18% of the outstanding shares of Common Stock, respectively, (5) KASI 2 beneficially owns 51,398 shares of Common Stock, representing approximately 0.14% of the outstanding shares of Common Stock, (6) Mr. Ehrlich beneficially owns 50 shares of Common Stock, representing approximately 0.0001% of the outstanding shares of Common Stock, and (7) Mr. Bickerstaff does not beneficially own any shares of Common Stock.

Additional information concerning transactions in securities of the Company effected during the past two years by the Kayne Entities is set forth in Appendix B to this Proxy Statement.

Kayne Nominees

See the section entitled “Matters to be Considered at the Annual Meeting — Biographical Information Regarding the Kayne Nominees” for information about the Kayne Nominees.

Additional information concerning transactions in securities of the Company effected during the past two years by the Kayne Nominees is set forth in Appendix B to this Proxy Statement.

Organizational Agreements

KFP was organized to seek long-term capital appreciation primarily through investing in securities and serving as a member of certain investment funds. Pursuant to the Second Amended and Restated Agreement of Limited Partnership of KFP, effective January 1, 2020, RMZ serves as the general partner of KFP and is entitled to receive profits of the partnership and certain indemnification rights, and has voting and dispositive power over the shares of Common Stock held by KFP. Each of RSKLT, JKE Trust, MBK Trust, SMK Trust is a limited partner of KFP. In addition, the Tanner Ehrlich Irrevocable Trust, which does not hold any shares of Common Stock but of which Mr. Ehrlich is a beneficiary, is also a limited partner of KFP.

Nomination Agreements

See the section entitled “Matters to be Considered at the Annual Meeting — Biographical Information Regarding the Kayne Nominees” for information about the Nomination Agreement.

Put and Call Options

As of the Record Date, RSKLT holds certain put and call options relating to shares of Common Stock, as a result of which, in the aggregate, RSKLT is long 1,000 call options at a strike price of $20.00 per share, short 3,000 call options at a strike price of $30.00 per share, and short 2,000 put options at a strike price of $7.50 per share, in each case, expiring on July 15, 2022. The counterparties to such options are unaffiliated third party financial institutions.

Generally

Each of the Kayne Nominees may be deemed to have an interest in the election of directors at the Annual Meeting by virtue of any compensation and indemnification such person will receive from the Company as a director, if elected to the Board.

VOTING AND PROXY PROCEDURES

How do I vote by proxy?

If your shares are held in your name, you may vote by proxy as follows:

Please sign, date and return the proxy card in the envelope provided, or mail to: Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019.

How do I vote shares that I hold through a broker, bank or other custodian?

If you hold shares through someone else, such as a brokerage firm, bank, nominee, trust company or other custodian, you will receive voting materials from that firm. You can complete the BLUE voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting instruction form will contain instructions on how to access and utilize those voting methods. If you hold your shares in a stock brokerage account or by a bank, nominee, trust company or other custodian, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other custodian and present it at the Annual Meeting.

What if I plan to attend the Annual Meeting, should I still submit a BLUE proxy card?

Yes. Whether or not you plan to attend the Annual Meeting, we urge you to submit a BLUE proxy card. Returning the enclosed BLUE proxy card will not affect your right to attend and vote at the Annual Meeting.

What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy as to all matters covered thereby at any time prior to the time a vote is taken at the Annual Meeting, even if you have already voted using the white proxy card sent to you by the Company by (i) submitting a duly executed proxy bearing a later date or submitting a later proxy using the telephone or internet voting procedures described above, in each case prior to the Annual Meeting (ii) delivering a later-dated written revocation to the corporate secretary of the Company at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary, which must be received prior to the Annual Meeting or (iii) attending and voting at the Annual Meeting in person (though attendance alone is not sufficient to revoke a prior proxy). Attendance at the Annual Meeting will not in and of itself constitute a revocation. If you hold your shares in a brokerage account or by a bank, nominee, trust company or other custodian, unless you have obtained a “legal proxy” from your brokerage firm, bank, nominee, trust company or other custodian, you will need to follow the instructions provided by your brokerage firm, bank, nominee, trust company or other custodian to revoke your voting instruction form or submit a new voting instruction form.

What should I do if I receive a proxy card solicited by the Company?

If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do not sign or return the white proxy card solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest-dated proxy will be counted.

If you have already mailed a white proxy card to the Company, or voted for its nominees through telephone or Internet voting procedures, you may revoke that vote and provide your support to the Kayne Nominees by signing, dating and returning the enclosed BLUE proxy card, by entering a new vote on the enclosed BLUE proxy card or by following the instructions provided by your brokerage firm, bank or other custodian.

Who can vote?

The Company has set the close of business of [●], 2022 as the record date for determining stockholders who will be entitled to vote at the Annual Meeting (the “Record Date”). According to the Company, as of the Record Date, there were [37,624,058] shares of Common Stock outstanding.

Holders of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you are a stockholder of record of shares of Common Stock on the Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after such date.

What is the required quorum?

The holders of record of at least a majority of the outstanding shares of the Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the Annual Meeting. The Annual Meeting cannot proceed without a quorum. Abstentions and broker non-votes, if any, are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

What vote is required for the proposals at the Annual Meeting?

Election of Directors — According to the Company’s 2022 Proxy Statement, each director is elected by a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. According to the Company’s 2022 Proxy Statement, a plurality means that the three nominees with the largest number of FOR votes are elected as directors. According to the Company’s 2022 Proxy Statement, because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

Repeal of Bylaws — Amendments to the Bylaws require different thresholds of affirmative approval by stockholders of the Company depending on the provision of the Bylaws being amended. According to the Bylaws, an amendment to the Bylaws must be approved by the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. However, the amendment of the Specified Provisions requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class. According to the Bylaws, broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, but neither broker non-votes nor abstentions will be considered votes cast for or against the proposal. Accordingly, broker non-votes and abstentions will have no impact on the outcome of this proposal unless the proposal involves a vote to amend any of the Specified Provisions, in which case a broker non-vote or abstention will have the effect of a “no” vote on the proposal.

Ratification of the Appointment of Accounting Firm — According to the Company’s 2022 Proxy Statement, the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. According to the Company’s 2022 Proxy Statement, broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, but neither broker non-votes nor abstentions will be considered votes cast for or against the proposal. Accordingly, according to the Company’s 2022 Proxy Statement, broker non-votes and abstentions will have no impact on the outcome of this proposal.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE KAYNE NOMINEES, FOR ONE PERSON WHO HAS BEEN NOMINATED BY ATHIRA TO SERVE AS A DIRECTOR, OTHER THAN [●] AND [●], FOR THE BYLAW REPEAL PROPOSAL IF MADE, AND FOR THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2022, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

If you have any questions regarding this Proxy Statement or the voting of your shares please contact Harkins Kovler at:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders Call Toll-Free: +1 (800) 339-9883

Banks and Brokers Call Collect: +1 (212) 468-5380

Email: ATHA@HarkinsKovler.com

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted “FOR” the election of the Kayne Nominees, “FOR” one person who has been nominated by Athira to serve as a director, other than [●] or [●], “FOR” the Bylaws repeal proposal if made, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

BY EXECUTING THE BLUE PROXY CARD YOU ARE AUTHORIZING THE PERSONS NAMED AS PROXIES TO REVOKE ALL PRIOR PROXIES ON YOUR BEHALF.

SOLICITATION; EXPENSES

Proxies may be solicited by mail, advertisement, telephone, Internet, e-mail, facsimile, other media and personal solicitation by the Kayne Entities and the Kayne Nominees. It is anticipated that certain regular employees of certain of the Kayne Entities may participate in the solicitation of proxies in support of the Kayne Nominees. No additional compensation will be paid to such employees, the Kayne Entities or to the Kayne Nominees for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Kayne Entities’ solicitation material to their customers for whom they hold shares, and Mr. Kayne will reimburse them for their reasonable out-of-pocket expenses.

Mr. Kayne has retained Harkins Kovler to assist in the solicitation of proxies and for related services. Mr. Kayne will pay Harkins Kovler an estimated fee of up to $[●] and has agreed to reimburse Harkins Kovler for certain out-of-pocket fees and expenses and to indemnify Harkins Kovler against certain liabilities and expenses, including reasonable legal fees and related charges. Harkins Kovler will solicit proxies from individuals, brokers, banks, nominees, trust companies and other institutional holders. Approximately 20 persons will be used by Harkins Kovler in its solicitation efforts.

The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by Mr. Kayne. To the extent legally permissible, if successful in the election of one or more of the Kayne Nominees, we currently intend to seek reimbursement from the Company for the costs of this solicitation. We do not currently intend to submit the question of such reimbursement to a vote of the stockholders of the Company.

Mr. Kayne estimates that the total expenditures relating to this solicitation incurred by him will be approximately $[●], approximately $[●] of which has been incurred to date. Such costs do not include legal fees and expenses in connection with any potential litigation.

If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Harkins Kovler at the address or phone number specified above.

INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the Company with the SEC may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained for a fee upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site at http://www.sec.gov where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge. This Proxy Statement, as well as other proxy materials distributed by the Kayne Entities, are also available free of charge online at [●].

The Kayne Entities have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s 2022 Proxy Statement, in reliance on Rule 14a-5(c) of the Exchange Act. Such disclosure includes Item 1 of Schedule 14A (date, time and place of the Annual Meeting), Item 5 of Schedule 14A (interest of certain persons in matters to be acted upon, other than the Kayne Entities and Kayne Nominees), Item 6 of Schedule 14A (voting securities and principal holders thereof, other than the Kayne Entities and Kayne Nominees), Item 7 of Schedule 14A (directors and executive officers, other than the Kayne Nominees), Item 8 of Schedule 14A (compensation of directors and executive officers), Item 9 of Schedule 14A (independent public accountants), the date by which proposals of stockholders intended to be presented at the 2022 annual meeting of stockholders of the Company must be received by the Company in order to be included in the Company’s proxy materials for that meeting and the date after which stockholder proposals for the 2022 annual meeting of stockholders of the Company will be considered untimely. Please refer to the Company’s 2022 Proxy Statement for such information. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Kayne Entities do not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Kayne Entities, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

WE URGE YOU NOT TO RETURN ANY WHITE PROXY CARD YOU RECEIVE FROM THE COMPANY — EVEN AS A PROTEST VOTE. EVEN IF YOU PREVIOUSLY HAVE SUBMITTED A WHITE PROXY CARD FURNISHED BY THE COMPANY, IT IS NOT TOO LATE TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. WE URGE THAT YOU VOTE BY RETURNING THE ENCLOSED BLUE PROXY CARD TO US TODAY OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED BLUE PROXY CARD.

IF A STOCKHOLDER RETURNS A BLUE PROXY CARD THAT IS SIGNED, DATED AND NOT MARKED WITH RESPECT TO A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE “FOR” THE ELECTION OF THE KAYNE NOMINEES, “FOR” ONE PERSON WHO HAS BEEN NOMINATED BY ATHIRA TO SERVE AS A DIRECTOR, OTHER THAN [●] AND [●], “FOR” THE BYLAW REPEAL PROPOSAL IF MADE, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2022.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

FORWARD LOOKING STATEMENTS

This Proxy Statement may include forward-looking statements that reflect the Kayne Entities’ current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Kayne Entities will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Kayne Entities undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS AND THEIR ASSOCIATES IN THE SOLICITATION

The following sets forth the names and the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) as of 4:00 p.m., Eastern time, on the Record Date by each of the Kayne Entities and Kayne Nominees. All percentages are based on the [37,624,058] shares of Common Stock outstanding, according to the Company, as of the Record Date.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Richard A. Kayne [1]	1,795,024	4.77%
Richard and Suzanne Kayne Living Trust U/T/D 01/14/1999[2]	1,304,148	3.47%
Kayne Family Partnership, L.P.	165,100	0.44%
Kayne 2010 Children’s Trust F/B/O Jennifer L. Kayne-Ehrlich	68,532	0.18%
Kayne 2010 Children’s Trust F/B/O Maggie B. Kayne	68,532	0.18%
Kayne 2010 Children’s Trust F/B/O Saree M. Kayne	68,532	0.18%
KA-Sabes Investments, LLC	68,532	0.18%
KA-Sabes Investments II, LLC	51,398	0.14%
Tanner K. Ehrlich	50	0.0001%
George W. Bickerstaff, III	0	0.0%

[1]

Includes 200 shares of Common Stock held in record name. As described in this Proxy Statement, Mr. Kayne, by virtue of his relationship to the other Kayne Entities, may be deemed to beneficially own the shares of Common Stock held by them. Mr. Kayne disclaims beneficial ownership of such securities of the Company except to the extent of his pecuniary interest therein.

[2]

RSKLT holds 1,204,148 shares of Common Stock and holds certain put and call options relating to shares of Common Stock, as a result of which, in the aggregate, RSKLT is long 1,000 call options at a strike price of $20.00 per share, short 3,000 call options at a strike price of $30.00 per share, and short 2,000 put options at a strike price of $7.50 per share, in each case, expiring on July 15, 2022. RSKLT may be deemed to beneficially own 1,304,148 shares of Common Stock, including 1,204,148 shares of Common Stock and 100,000 shares of Common Stock underlying the 1,000 call options referred to in the preceding sentence, which shares are included in the ownership calculations above. The counterparties to such options are unaffiliated third party financial institutions.

Except as set forth in this Proxy Statement, including in the Appendices hereto, to the best knowledge of the Kayne Entities, none of the Kayne Entities, any of the persons participating in this solicitation on behalf of the Kayne Entities, the Kayne Nominees or any associates of any of the foregoing (i) has any interest in any matter to be acted upon at the Annual Meeting, (ii) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, (vi) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will be or may be a party, (vii) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (viii) has been indebted to the Company or any of its subsidiaries since the beginning of the Company’s last fiscal year, (ix) has engaged in or had a direct or indirect interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the

A-1

Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, or (x) has any equity interests or derivatives relating to equity interests of, or any contract with, any principal competitor of the Company.

Except as set forth in this Proxy Statement, including in the Appendices hereto, none of the corporations or organizations in which any of the Kayne Nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and neither of the Kayne Nominees holds any position or office with the Company, has any family relationship with any executive officer or director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation. Except as set forth in this Proxy Statement, including in the Appendices hereto, to the knowledge of the Kayne Nominees, there are no material proceedings to which either Kayne Nominee, or any of their associates, is a party adverse to the Company or any of its subsidiaries, or in which either of the Kayne Nominees or any of their associates has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, neither of the Kayne Nominees was involved in any event that would be required to be disclosed under Item 401(f) of Regulation S-K, promulgated by the SEC under the Exchange Act.

During the last fiscal year, neither any Kayne Nominee nor any Kayne Entity has failed to file reports related to the Company that are required by Section 16(a) of the Exchange Act.

To the best knowledge of the Kayne Entities, the Kayne Entities believe that each of the Kayne Nominees is independent within the meaning of the director independence standards of the listing rules of The NASDAQ Stock Market, Inc., or NASDAQ.

A-2

APPENDIX B

CAPITAL STOCK TRANSACTIONS IN ATHIRA PHARMA, INC.

The following tables set forth information with respect to all purchases and sales of shares of Common Stock (and all purchases and sales of derivative instruments that reference shares of Common Stock, as noted) by the Kayne Entities and Kayne Nominees during the past two years:

Name	Date	Shares Purchased/(Sold) (except as otherwise noted below)
Richard A. Kayne
	2/17/2022	100
	2/18/2022	100
Richard and Suzanne Kayne Living Trust U/T/D 01/14/1999
	9/18/2020	53,720	*
	3/17/2021	55,241
	3/17/2021	65,588
	3/17/2021	50,440
	3/17/2021	72,872
	3/17/2021	25,220
	4/13/2021	(269,361)
	1/21/2021	25,000
	2/18/2021	10,000
	2/26/2021	10,000
	3/1/2021	5,000
	3/2/2021	10,000
	3/4/2021	15,000
	6/21/2021	74,199
	6/24/2021	25,801
	6/25/2021	10,000
	6/28/2021	10,000
	6/29/2021	10,000
	7/2/2021	10,000
	7/6/2021	20,000
	7/7/2021	10,000
	7/8/2021	10,000
	7/9/2021	10,000
	7/9/2021	10,000
	7/12/2021	10,000
	7/12/2021	18,123
	7/14/2021	25,000
	7/16/2021	10,000
	7/16/2021	10,000
	7/20/2021	55,000
	7/21/2021	150,000
	7/22/2021	101,712
	8/16/2021	5,000
	8/16/2021	5,000

*

Number of Shares after giving effect to the Company’s reverse stock split in September 2020 and conversion of Series A preferred shares, Series B preferred shares, promissory notes and/or warrants of the Company, as applicable.

Name	Date	Shares Purchased/(Sold) (except as otherwise noted below)
	8/17/2021	10,000
	9/14/2021	5,000
	9/14/2021	5,000
	9/17/2021	(197) Put Options	*
	9/17/2021	(250) Put Options	*
	9/17/2021	(250) Put Options	*
	9/20/2021	(303) Put Options	*
	10/20/2021	5 Call Options	*
	10/21/2021	40 Call Options	*
	10/22/2021	63 Call Options	*
	10/22/2021	383
	10/22/2021	49,617
	10/22/2021	50,000
	10/22/2021	50,000
	11/2/2021	10,000
	11/4/2021	10,800
	11/5/2021	10,000
	11/8/2021	5,000
	11/8/2021	5,000
	11/9/2021	10,000
	11/9/2021	5,000
	11/10/2021	20,000
	11/12/2021	10,000
	11/15/2021	5,000
	11/15/2021	3,663
	11/15/2021	1,337
	11/17/2021	10,000
	11/18/2021	15,000
	11/30/2021	10,000
	12/1/2021	10,000
	12/9/2021	(100) Call Options
	12/9/2021	(100) Call Options
	12/13/2021	(250) Put Options
	12/13/2021	(250) Put Options
	12/13/2021	(250) Put Options
	12/13/2021	(250) Put Options
	12/13/2021	(4) Call Options
	12/13/2021	(250) Call Options
	12/13/2021	(250) Call Options
	12/13/2021	(250) Call Options
	12/14/2021	(136) Call Options
	12/15/2021	(1,000) Put Options
	12/15/2021	(11) Call Options
	12/15/2021	(99) Call Options
	12/23/2021	(800) Call Options
	1/21/2022	1,000 Call Options
	1/21/2022	(1,000) Call Options
	1/21/2022	31,187

*	Options were allowed to expire or were exercised.

Name	Date	Shares Purchased/(Sold) (except as otherwise noted below)
	1/21/2022	17,500
	1/24/2022	10,000
	1/26/2022	2,625
	1/27/2022	33,681
	2/7/2022	20,000
	2/8/2022	10,000
	2/11/2022	10,000
	2/14/2022	10,000
	2/16/2022	19,900
	2/17/2022	(100)
	2/18/2022	5,000
	3/3/2022	5,000
Kayne Family Partnership, L.P.
	5/29/2020	136,937	*
	9/22/2020	28,163
Kayne 2010 Children’s Trust F/B/O Jennifer L. Kayne-Ehrlich
	9/10/2020	54,826	*
	9/10/2020	13,706	*
Kayne 2010 Children’s Trust F/B/O Maggie B. Kayne
	9/10/2020	54,826	*
	9/10/2020	13,706	*
Kayne 2010 Children’s Trust F/B/O Saree M. Kayne
	9/10/2020	54,826	*
	9/10/2020	13,706	*
KA-Sabes Investments, LLC
	6/2/2020	54,826	*
	6/2/2020	13,706	*
KA-Sabes Investments II, LLC
	6/1/2020	41,119	*
	6/1/2020	10,279	*
Tanner K. Ehrlich
	10/9/2020	50

*

Number of Shares after giving effect to the Company’s reverse stock split in September 2020 and conversion of Series A preferred shares, Series B preferred shares, promissory notes and/or warrants of the Company, as applicable.

APPENDIX C

NOMINATION AGREEMENT

RICHARD A. KAYNE

1800 Avenue of the Stars, Third Floor

Los Angeles, CA 90067

February 24, 2022

To the undersigned potential nominee:

This will confirm our understanding as follows:

1. Agreement to be Nominated. You agree that you are willing to become a nominee to stand for election as a director of Athira Pharma, Inc. (the “Company”) in respect of the election of directors of the Company at the 2022 Annual Meeting of Stockholders of the Company (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”), expected to be held in or around May of 2022, or the appointment or election by other means.

2. Cooperation.

A. In connection with your participation as a nominee, you are being supplied with a questionnaire in which you will provide Richard A. Kayne (“Mr. Kayne”) and/or one or more trusts, funds or investment vehicles he manages (collectively, the “Funds”) with information necessary for Mr. Kayne and the Funds to make appropriate disclosure both to the Company and for use in creating the proxy material to be sent to stockholders of the Company and to be filed with the Securities and Exchange Commission. You agree that your responses to the questions contained therein will be true and correct in all respects. In addition, you agree that, concurrently with your execution of this letter agreement, you will execute the instrument attached hereto as Attachment I, informing the Company that you consent to being nominated for election as a director of the Company and, if elected or appointed, consent to serving as a director of the Company, and that you represent, covenant and agree that (i) except as set forth in the nomination notice to be submitted to the Company by Mr. Kayne, or as otherwise previously disclosed to the Company, you are not, and will not become, a party to (a) any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how you will vote on any issue if elected as a director, nor (b) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Company, in each case in connection with your candidacy or service as a director of the Company (and have not been party to any such agreement, arrangement or understanding with any person in the last three (3) years), other than this letter agreement, and (ii) if elected as a director, you (a) would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time, and (iii) intend to serve a full term on the board of directors of the Company. You also agree that we may forward that instrument, your completed questionnaire and any other supporting documentation (or summaries thereof) to the Company, and we may at any time disclose such information, as well as the existence and contents of this letter agreement, to the Company or other third parties. You also agree to provide any additional information necessary to make appropriate disclosure to the Company and to use in creating the proxy materials to be sent to stockholders of the Company and filed with the Securities and Exchange Commission in connection with the Annual Meeting. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you and you agree to complete any and all necessary authorization forms or other documents required in connection therewith. Mr. Kayne agrees, directly or through the Funds, to reimburse you for any reasonable and documented out-of-pocket travel and related expenses incurred by you in connection with your nomination, but you will not incur more than $5,000 of reimbursable expenses without the prior written consent of Mr. Kayne.

B. You further agree that (i) you will (x) and will cause your agents, representatives and affiliates to, treat confidentially all information relating to the Company, Mr. Kayne, the Funds (or any of their respective officers, directors, employees or affiliates), any other potential nominee or the Annual Meeting which is non-public, confidential or proprietary in nature and (y) without limiting your rights to indemnification and to be held harmless as set forth herein, accept responsibility for any disclosure, publication or other use of such information by you and your agents, representatives and affiliates that is not in strict compliance with the terms set forth in this letter agreement; (ii) you will not, and will cause your agents, representatives and affiliates not to, (x) issue or otherwise make any public statement or any other form of public communication relating to the Company, Mr. Kayne, the Funds (or any of their respective officers, directors, employees or affiliates), any other potential nominee or the Annual Meeting, in each case without the prior written approval of Mr. Kayne, or (y) use any data or information relating to the Company, Mr. Kayne, the Funds (or any of their respective officers, directors, employees or affiliates), any other potential nominee or the Annual Meeting for any purpose other than in furtherance of the matters contemplated hereby and then only to the extent such use is approved by Mr. Kayne; and (iii) prior to your appointment or election to the Board, you will not, and will cause your agents, representatives and affiliates not to, acquire or dispose of any Securities (as defined below) of the Company without the prior written approval of Mr. Kayne. All information and documents that are provided to you by or on behalf of Mr. Kayne or his affiliates related to the matters contemplated by this letter agreement, including any copies, summaries, notes, analysis and compilations containing such information or documents shall remain the exclusive property of Mr. Kayne or the applicable affiliate thereof, and you shall promptly upon the request of Mr. Kayne return or destroy (and confirm such destruction in writing) any of the foregoing. For purposes of this paragraph, “Securities” shall mean equity or debt securities of the Company, options to purchase or sell equity or debt securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is primarily related to equity or debt securities of the Company.

C. It is acknowledged and agreed that Mr. Kayne, the Funds and their respective affiliates, on the one hand, and you, on the other hand, share a common legal interest in connection with the matters referred to in this letter agreement. Each of us further acknowledges and agrees that it is our mutual desire, intention and understanding that the sharing of any information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under attorney-client privilege, the attorney work product doctrine or any other applicable immunity or privilege. We further agree that information being provided by or on behalf of Mr. Kayne, the Funds, their respective affiliates or their counsel is being provided solely for use in connection with the matters referred to in this letter agreement and shall remain confidential in accordance with the provision of this letter agreement, and shall be protected from disclosure to any third party by the attorney-client privilege, the attorney work product doctrine and/or any other applicable privileges and immunities, including the common interest privilege, of Mr. Kayne, the Funds or any of their respective affiliates.

3. Indemnification and Advancement of Expenses.

A. Indemnification. Mr. Kayne hereby agrees that he will, directly or through the Funds, defend, indemnify, and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, fines and amounts paid in settlement (subject to Section 3(C)), expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) (in each case, such items commencing with “losses” through “disbursements”, an “Expense” or collectively, “Expenses”) incurred by you in the event that, in connection with, or relating to you serving as a nominee, (i) you become a party to a pending, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action or hearing, alternate dispute resolution mechanism, investigation, inquiry, mediation, settlement, suit or proceeding, and any appeal thereof, in each case relating solely to your acts, omissions or your role as a nominee (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case of subclause (i) or (ii), the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding as more fully set forth below in Section 3(B). Anything to the contrary herein notwithstanding, neither Mr. Kayne nor the Funds nor any of their respective affiliates are indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee to the Company’s Board of Directors or for any actions taken by you as a director of the Company, if you are elected or appointed. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have knowingly engaged in a violation of any provision of state or federal law in connection with the matters referred to in this letter agreement; or (ii) if you acted in a manner which constitutes gross negligence, willful misconduct or material breach of this letter agreement. You shall promptly notify Mr. Kayne in the event of any third-party claims actually made against you or known by you to be threatened that may be subject to or eligible for indemnification hereunder; provided, that your failure by to timely notify Mr. Kayne hereunder shall not relieve Mr. Kayne from any liability hereunder except and to the extent of any actual prejudice incurred as a result of such failure.

B. Advancement of Expenses. You shall have the right to advancement by Mr. Kayne, directly or through the Funds, prior to the final disposition of any Proceeding by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by you in connection with any Proceeding arising out of any event or circumstance qualifying you for indemnification and being held harmless or advance payment of Expenses by Mr. Kayne under any provision of this letter agreement (an “Indemnifiable Event”). Without limiting the generality or effect of the foregoing, within ten (10) business days after any written request by you, Mr. Kayne shall, in accordance with such request, directly or through the Funds (a) pay such Expenses on behalf of you, (b) advance to you funds in an amount sufficient to pay such Expenses or (c) reimburse you for such Expenses. In connection with, and as a condition to, any request for advancement of Expenses, you shall execute and deliver to Mr. Kayne an undertaking reasonably acceptable to Mr. Kayne to repay any amounts paid, advanced or reimbursed by Mr. Kayne, directly or through the Funds, for such Expenses to the extent that it is ultimately determined, following the final disposition of such Proceedings, that you are not entitled to indemnification hereunder.

C. Control of Defense. In addition, with respect to any such Proceeding, Mr. Kayne, directly or through the Funds, shall be entitled to control your defense with legal counsel chosen by Mr. Kayne, provided, however, (i) if you have reasonably determined that there may be an actual or potential conflict of interest between you and Mr. Kayne or the Funds, in connection with any Proceeding, (ii) neither Mr. Kayne nor the Funds shall in fact have employed legal counsel to assume your defense in connection with any Proceeding, or (iii) if you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), then in any such event you shall be entitled to retain your own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) and any and all Expenses related to such separate counsel shall be subject indemnification and advancement by Mr. Kayne as set forth in Sections 3(A)-(B) of this letter agreement, directly or through the Funds. Neither Mr. Kayne nor the Funds nor any of their respective affiliates shall be responsible for any settlement of any Proceeding against you covered by this indemnity without its prior written consent, and you shall not settle or agree to settle any such Proceeding without the prior written consent of Mr. Kayne. However, neither Mr. Kayne nor the Funds may enter into any settlement of any such Proceeding without your consent unless such settlement includes a release of you from any and all liability in respect of such Proceeding.

D. Partial Indemnity. If you are entitled under any provision of this letter agreement to indemnification by Mr. Kayne, directly or through the Funds, for a portion of any Expenses in respect of a Proceeding related to any event or circumstance qualifying you to indemnification and being held harmless but not for the total amount thereof, Mr. Kayne (directly or through the Funds) shall nevertheless indemnify you for the portion thereof to which you are entitled.

4. Compensation. In connection with the foregoing agreements by you, Mr. Kayne, irrespective of whether or not you are, in fact, appointed or elected as a director of the Company, hereby agrees to pay you, on the terms and subject to the conditions set forth in this letter agreement, a one-time fee of $100,000 in cash, payable in two installments as follows: (i) $50,000 promptly upon the submission of a nomination notice to the Company by

Mr. Kayne or the Funds that includes you as a nominee as a director of the Company and (ii) $50,000 promptly following the public release of your name in a preliminary or definitive proxy statement filed by Mr. Kayne or the Funds in connection with the Annual Meeting. Notwithstanding the foregoing, you understand and agree that this compensation may not be paid to you in the event that this letter agreement is terminated by Mr. Kayne for Cause. “Cause” shall mean (i) fraud or willful misconduct by you, (ii) a material violation by you of applicable laws, or (iii) your refusal to serve as a nominee for the Board of Directors of the Company or to take your position as a member of the Board of Directors of the Company following your election or appointment thereto, for any reason other than an unforeseeable, significant change in your personal circumstances beyond your control (such as health issues relating to you or a member of your immediate family).

5. Fiduciary Duties and Applicable Law. Each of us recognizes that should you be elected to the Board of Directors of the Company all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of the Company and, as a result, that there is, and can be, no agreement between you and Mr. Kayne or the Funds or any of their respective affiliates which governs the decisions which you will make as a director of the Company.

6. Miscellaneous. This letter agreement and the attached consent and agreement set forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the undersigned and you. This letter agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law. Any dispute or controversy regarding the terms of this letter agreement or the matters contemplated thereby shall be resolved exclusively in the state or federal courts in the State of New York and each of the parties submits to the exclusive jurisdiction of such courts and agrees not to raise any defense to the resolution of such matters by such courts. If any provision of this letter agreement is held to be invalid or unenforceable as to any particular case or in any particular jurisdiction, such circumstances shall not have the effect of rendering such provision invalid or unenforceable in any other case, or of rendering any other provision of this letter agreement invalid or unenforceable. The invalidity or unenforceability of any one provision in this letter agreement shall not affect any other provision in this letter agreement.

[Signature Pages Follow]

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

Richard A. Kayne

Agreed to and Accepted as of the date first above written:

George W. Bickerstaff, III

ATTACHMENT I

Consent and Agreement of Nominee

(See attached.)

CONSENT AND AGREEMENT OF NOMINEE

The undersigned hereby consents to being nominated and being named as a nominee for election as a director of Athira Pharma, Inc. (the “Company”), in a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”) and distributed to stockholders of the Company by Richard A. Kayne or an affiliate thereof (together with any related parties, the “Nominating Person”) and in other materials in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2022 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected or appointed.

The undersigned further represents and agrees that, (1) except as previously disclosed to the Company or, pursuant to rules of the SEC, in any solicitation material in which the undersigned is named as a nominee, the undersigned is not, and will not become, a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the undersigned, if elected as a director, will act or vote on any issue or question, or (ii) any direct or indirect compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Company in connection with the undersigned’s candidacy, service or action as a nominee or director of the Company (and has not been party to any such agreement, arrangement or understanding with any person or entity in the last three years), and (2) if elected as a director, (i) the undersigned would be in compliance, and will continue to comply, with all of the Company’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Company policies and guidelines applicable to directors, in each case, as disclosed on the Company’s website (or otherwise) and as amended from time to time and (ii) the undersigned intends to serve a full term on the board of directors of the Company.

Dated:                         , 2022

Name:

IMPORTANT

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed BLUE proxy card to Harkins Kovler in the postage-paid envelope provided, today.

2.

If you have previously signed and returned a white proxy card to the Company, you have every right to change your vote. Only your latest dated proxy card prior to the Annual Meeting will count. You may revoke any white proxy card already sent to the Company by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2022 Annual Meeting by delivering a written notice of revocation or a later-dated proxy for the 2022 Annual Meeting to Harkins Kovler or by voting in person at the 2022 Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

3.

If your shares are held in the name of a brokerage firm, bank, nominee, trust company, or other custodian, only such firm can vote your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE proxy card to be issued representing your shares.

4.

After signing the enclosed BLUE proxy card, do not sign or return the Company’s white proxy card unless you intend to change your vote, because only your latest dated proxy card prior to the Annual Meeting will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement, or need help voting your shares, please contact our proxy solicitor:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders Call Toll-Free: +1 (800) 339-9883

Banks and Brokers Call Collect: +1 (212) 468-5380

Email: ATHA@HarkinsKovler.com

BLUE PROXY CARD

PRELIMINARY COPY – SUBJECT TO COMPLETION

[FORM OF PROXY CARD]

ATHIRA PHARMA, INC.

2022 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF RICHARD A. KAYNE, RICHARD AND SUZANNE KAYNE LIVING TRUST U/T/D 01/14/1999, KAYNE FAMILY PARTNERSHIP, L.P., KAYNE 2010 CHILDREN’S TRUST F/B/O JENNIFER L. KAYNE-EHRLICH, KAYNE 2010 CHILDREN’S TRUST F/B/O MAGGIE B. KAYNE, KAYNE 2010 CHILDREN’S TRUST F/B/O SAREE M. KAYNE, KA-SABES INVESTMENTS, LLC, KA-SABES INVESTMENTS II, LLC, TANNER K. EHRLICH AND GEORGE W. BICKERSTAFF, III (COLLECTIVELY, THE “PARTICIPANTS”).

THIS PROXY SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF ATHIRA PHARMA, INC.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED RETURN ENVELOPE TO HARKINS KOVLER, LLC.

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

ATHIRA PHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

[●], 2022

BLUE PROXY CARD	BLUE PROXY CARD

This proxy is solicited by:

THIS PROXY IS SOLICITED ON BEHALF OF RICHARD A. KAYNE, RICHARD AND SUZANNE KAYNE LIVING TRUST U/T/D 01/14/1999, KAYNE FAMILY PARTNERSHIP, L.P., KAYNE 2010 CHILDREN’S TRUST F/B/O JENNIFER L. KAYNE-EHRLICH, KAYNE 2010 CHILDREN’S TRUST F/B/O MAGGIE B. KAYNE, KAYNE 2010 CHILDREN’S TRUST F/B/O SAREE M. KAYNE, KA-SABES INVESTMENTS, LLC, KA-SABES INVESTMENTS II, LLC, TANNER K. EHRLICH AND GEORGE W. BICKERSTAFF, III (COLLECTIVELY, THE “PARTICIPANTS”).

The undersigned hereby appoints and constitutes each of Richard Kayne, Jordan Kovler and Peter Harkins (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Athira Pharma, Inc. (“Athira”) to be held on [●], 2022 at [●] Pacific Time at [●], and at any adjournment or postponement or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of Athira held or owned by the undersigned and represented by this proxy card as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED (I) FOR MR. KAYNE FOR DIRECTOR; (II) FOR MR. BICKERSTAFF FOR DIRECTOR; (III) FOR ONE PERSON WHO HAS BEEN NOMINATED BY ATHIRA TO SERVE AS A DIRECTOR, OTHER THAN [●] AND [●]; (IV) FOR THE REPEAL OF NEW BYLAWS; (V) FOR RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (VI) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.sec.gov.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]

[X]            PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE PARTICIPANTS RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

1.	Election of directors — Nominees:	[ ]	[ ]	[ ]

	(01) Mr. Kayne	FOR ALL	WITHHELD	FOR ALL

	(02) Mr. Bickerstaff	NOMINEES	FROM ALL	EXCEPT

PLUS one person who has been nominated by Athira to serve as a director, other than [●] and [●]. The Participants are NOT seeking authority to vote for and WILL NOT exercise any authority to vote for [●] or [●]. There is no assurance that any of the Athira nominees, will serve as directors if either or all of the Kayne Nominees are elected to the Board. You should refer to the proxy statement and form of proxy distributed by Athira for the names, background, qualifications and other information concerning the Athira nominees.

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED ”FOR“ A PARTICULAR NOMINEE, MARK THE ”FOR ALL EXCEPT“ BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY ATHIRA TO SERVE AS DIRECTORS OTHER THAN [●] OR [●] BY WRITING THE NAMES OF SUCH NOMINEES FOR WHOM YOU WISH TO WITHHOLD AUTHORITY BELOW. YOUR SHARES WILL BE THEN VOTED FOR THE REMAINING NOMINEE(S).

THE PARTICIPANTS RECOMMEND A VOTE “FOR” IN PROPOSAL 2 BELOW; AND “FOR” IN PROPOSAL 3 BELOW.

2.	Ratification of the selection of Ernst & Young LLP, as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Proposal to repeal new bylaws.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Please be sure to sign and date this Proxy.

Signature(s) of Stockholder(s)	Date

Signature(s) if held jointly	Date

Title, if any

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign. When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.